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                                                                   EXHIBIT 10.26


                                   AGREEMENT

This Agreement made the 12th day of September, 2006 between STERLITE INDUSTRIES (INDIA) LIMITED, a Company incorporated and registered under the Companies Act, 1956 and having its Registered Office at B 10/4 Waluj, MIDC Industrial Area, Waluj, District Aurangabad 431 133, and Corporate Office at 'Vedanta', 75 Nehru Road, Vile Parle (East), Mumbai - 400 099 (hereinafter referred to as "THE COMPANY") of the ONE PART and MR. KULDIP KUMAR KAURA Indian inhabitant residing at B 39 Geetanjali Enclave, New Delhi, 110011 (hereinafter referred to as "MANAGING DIRECTOR") of the OTHER PART.

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WHEREAS:

The Board of Directors at their meeting held on 19th July, 2006 have appointed Mr. K. K. Kaura as a "MANAGING DIRECTOR" of the Company with effect from July 1, 2006 till March 31, 2008 and Mr. K. K. Kaura has agreed to the said appointment upon the terms and conditions hereinafter contained.

The appointment and remuneration of the Managing Director is subject to the approval of the Members at the General Meeting of the Company.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. The Company hereby approves the appointment of Mr. K. K. Kaura as a 'MANAGING DIRECTOR' from the 1st day of July, 2006 till 31st March, 2008.

2. Mr. K. K. Kaura, Managing Director of the Company shall have substantial powers of management of the affairs of the Company and is entitled to exercise all such powers and to do all such acts and things which the company is authorised, subject to the provisions of the Companies Act, 1956 as well as the provisions of the Memorandum of Association and Articles of Association of the Company. Provided that the Managing Director shall exercise his powers and do such acts, subject to the superintendence, direction and control of the Board of Directors.

3. The Managing Director shall in consideration of his services to the Company be entitled to receive remuneration by way of salary, allowances, Bonus and perquisites as set out below:-

I (a) Basic Salary       :    In the range of Rs.3,00,000 - Rs. 10,00,000 per
                              month.
                              (With such annual/special increments within the aforesaid range as may be decided by the Board or any Committee thereof, in its absolute discretion and from time to time).

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(b) Performance              :     As may be determined by the Board or
    Incentive                      Committee thereof in each year.

(c) Bonus                    :     20% of the Basic salary in accordance with
                                   the rules of the Company.

(d) Special Completion Bonus :     A special completion bonus will be paid to
                                   Mr. K. K. Kaura at the end of the contract period subject to his performance and evaluation and subject to such overall ceiling stipulated in Section 198 and 309 of the Act.

(e) Perquisites              :     In addition to basic salary, Bonus and
                                   Performance Incentives payable, Mr. K. K.
                                   Kaura shall also be entitled to perquisites including furnished accommodation and / or house rent allowance in lieu thereof, personal allowance, medical and insurance reimbursement, leave travel concession for self and family, club fees and personal accident insurance in accordance with the rules of the Company or as may be agreed to by the Board of Directors or Committee thereof.

Explanation:

i) Perquisities shall be evaluated as per Income Tax Rules, wherever applicable and in the absence of any such rule, perquisites shall be evaluated at actual cost to the Company.
ii) For the purpose of perqusites stated hereinabove, 'family' means the spouse, dependent children and dependent parents of the appointee.

II) PROVIDENT FUND AND SUPERANNUATION FUND OR ANNUITY FUND.

Mr. K. K. Kaura will also be entitled to following perquisites as per rules of the Company or as agreed by the Directors which will not be included in the computation of the ceiling of remuneration as above

i) Contribution to Provident Fund and Superannuation Fund or Annuity Fund to the extent these, either singly or put together are not taxable under the Income Tax Act, 1961.
ii)   Gratuity payable as per rules of the Company.
iii)  Encashment of leave as per rules of the Company.

III) OTHER BENEFITS:

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i)    The Company shall provide a car, expenses relating to fuel, maintenance and driver will be reimbursed on actuals. Further the Company shall also provide telephones and other communication facility (for official business).
ii) Such other benefits as may be decided by the Board or its Committee from time to time.

In accordance with the resolution, within the aforesaid limits, the amount of salary and perquisites payable to Mr. K. K. Kaura will be decided/varied by the Board of directors or its Committee thereof, from time to time as it may deem fit in its absolute discretion.

MINIMUM REMUNERATION

In the event of any loss or inadequacy of profits in any financial year during his tenure the Company shall remunerate by way of salary, perquisites or any other allowance as specified above.

Apart from the remuneration aforesaid he shall be entitled to reimbursement of expenses incurred in connection with the business of the Company.

Mr. K. K. Kaura shall not be retiring by rotation as a Director.

No sitting fees shall be paid to him for attending the meeting of the Board of Directors or Committee thereof of the Company.

4. The Managing Director shall throughout the term of this Agreement devote his full time and attention to the business of the Company, and shall in all respects conform to and comply with the directions and regulations made by the Board of Directors and rules of the Company and shall well and faithfully serve the Company and use his utmost endeavour to promote the interests thereof.

5. The Managing Director shall during the term of this Agreement and at all times thereafter keep strictly confidential and shall not divulge, disclose, make known or communicate to any person or persons, firm, Company or concerns (unless required by the Board or except in the ordinary course of business and/or to those of the officials of the Company whose province it is to know the same) or himself make use of any and all information relating to the Company or any of its holding company, subsidiary or affiliate including its business activities, technologies, designs, processes and related matters which he may acquire, receive or obtain or which may come to his knowledge in the course of or by reason of his appointment hereunder.

6. Notwithstanding anything contrary herein contained or implied, the Company shall be entitled to terminate the employment of the Managing Director under this Agreement forthwith by notice in writing:-

      i) If he becomes insolvent or make any composition or arrangement with his creditors;

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      ii)   If he commits a material breach of any of the terms, provisions or conditions herein; or

      iii) If he becomes disqualified to act as a director for any reason, other than an inadvertent breach of Section 283 of the Companies Act, 1956.

7. The Managing Director shall not, so long as he functions as such become interested or otherwise concerned directly or through his wife and children in any selling agency of the Company in future without the prior approval of the Central Government.

8. Notwithstanding anything to the contrary contained in this Agreement, either party shall be entitled to determine this Agreement by giving not less than 90 days prior notice in writing in that behalf to the other party, or 90 days salary in lieu thereof and on the expiry of the period of such notice this Agreement shall stand terminated.


IN WITNESS WHEREOF the Company has caused its Common Seal to be hereunto affixed and the Mr. K. K. Kaura, Managing Director has hereunto set his hand and seal the day and year first herein above written.

The Common Seal of the above named
STERLITE INDUSTRIES (INDIA) LIMITED has
been affixed hereunto pursuant to a
Resolution passed by its Board of
Directors in that behalf at their
meeting held on 19th July, 2006 in the         /s/ Navin Agarwal
presence of MR. Navin Agarwal of the
Company who in token thereof has set
and subscribed his signatures hereto.

Signed and delivered by the above named
Managing Director, MR. K. K. KAURA in         /s/ K. K. Kaura
the presence of:


Mr. B. Anand
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